UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 26, 2018

RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-37745	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 First Avenue South, Suite 600
Seattle, Washington 98134
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant's telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2018, the Board of Directors of RealNetworks, Inc. approved adjustments to the annual base salaries of two of the Company's named executive officers, in each case effective as of August 1, 2018. The annual base salary of Cary Baker, SVP, Chief Financial Officer and Treasurer, was increased from $325,000 to $335,000 and the annual base salary of Michael Parham, SVP, General Counsel and Corporate Secretary, was increased from $300,000 to $325,000.
Also on July 26, 2018, in connection with the Company's broad-based equity award program, the Board approved the grant of stock options to two of the Company's named executive officers. Mr. Baker and Mr. Parham were each granted a time-based stock option to acquire 200,000 shares and 150,000 shares, respectively, of the Company's common stock with a per share exercise price equal to the closing price of the Company's common stock on July 26, 2018, the grant date. Each option shall vest over four years, at a rate of 12.5% every six months following the grant date, subject to continued employment with the Company on each such vesting date. The stock options were granted pursuant to the Company's 2005 Stock Incentive Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Michael Parham
Michael Parham
Senior Vice President, General Counsel and Corporate Secretary
Dated: August 1, 2018